UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 28, 2010

Wells Real Estate Fund XIV, L.P.

(Exact Name of Registrant as Specified in Charter)

Georgia	000-50647	01-0748981
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Wells Real Estate Fund XIV, L.P. (the "Registrant") is the sole owner of 150 Apollo Drive, a three-story office building containing approximately 80,000 rentable square feet located in Chelmsford, Massachusetts which is currently fully leased to Avaya, Inc. ("Avaya"). To accommodate the new tenant, Harris Corporation ("Harris"), with respect to the lease agreement described below, the Registrant entered into a lease amendment with Avaya under which Avaya is required to surrender to the landlord 57,620 square feet effective January 28, 2010 and 12,250 square feet on or before February 28, 2010. The remaining approximate 10,000 square feet will be surrendered to the landlord on or before April 30, 2010, the original expiration date of Avaya's lease.

On January 28, 2010, the Registrant and Harris, an unrelated third party, entered into a 96-month lease agreement (the "Harris Lease") for 100% of 150 Apollo Drive. The commencement date of the Harris Lease is May 1, 2010. Under the Harris Lease, following a ten-month base rental abatement period, annual base rent of $11.25 per square foot shall be payable on 60,000 square feet of 150 Apollo Drive through April 30, 2011. Effective May 1, 2011, annual base rent of $11.75 per square foot shall be payable on 65,000 square feet and increases to $12.25 per square foot on 70,000 square feet effective May 1, 2012. Effective May 1, 2013, annual base rent of $12.75 per square foot shall be payable for the entire rentable square feet and is scheduled to increase by $0.50 per square foot annually beginning on May 1, 2014. In addition to monthly base rent, Harris is also required to reimburse the Registrant for its share of all operating expenses and real estate taxes for 150 Apollo Drive. Through April 30, 2011, Harris is entitled to a landlord-funded tenant allowance of approximately $1,797,000, which will be funded primarily by the Registrant's operating cash reserves. The tenant allowance may be used for various improvements to the property as well as furniture, fixtures and equipment. The amount allocated to furniture, fixtures and equipment may not exceed 25% of the total tenant allowance. Effective February 28, 2016, Harris may terminate the Harris Lease upon providing a minimum of 12 months written notice and subject to a $1,345,000 termination penalty. Following the lease expiration date of April 30, 2018, Harris has the right to extend the lease term for two additional five-year periods at the then fair market rental rate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND XIV, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: February 3, 2010